TIB FINANCIAL CORP. ANNOUNCES NASDAQ APPROVAL OF SHAREHOLDER APPROVAL EXEMPTION AND LISTING EXTENSION THROUGH JANUARY 3, 2011

Naples, FL (Sep 8, 2010) – TIB FINANCIAL CORP. (NASDAQ: TIBB) today announced that the Company received an extension from The NASDAQ Stock Market LLC (“NASDAQ”) hearing panel to comply with the $1.00 per share bid price requirement and continue its listing on NASDAQ through January 3, 2011. Additionally, NASDAQ recently granted the Company’s request for the financial viability exemption set forth in Nasdaq Rule 5635(f) as it applies to shareholder approval of the previously announced investment by North American Financial Holdings, Inc. (NAFH).

Thomas J. Longe, Vice Chairman, Chief Executive Officer and President stated “We plan to regain compliance with the NASDAQ listing requirement through a reverse stock split following the consummation of the NAFH investment.” As previously announced on June 29, 2010, the Company entered into a definitive agreement with NAFH providing for the investment of $175 million in the Company through the purchase of newly issued common stock, newly created mandatorily convertible preferred stock and a warrant for common and/or preferred stock. “We are excited about NASDAQ’s approval of the Company’s continued NASDAQ listing and the shareholder approval exemption. These developments bring the consummation of this transaction one step closer to fruition which will result in TIB Bank’s compliance with its NASDAQ and regulatory capital requirements . Upon consummation of this investment we will be one of the strongest capitalized banks in Florida,” continued Longe.

About TIB Financial Corp.
Headquartered in Naples, Florida, TIB Financial Corp. is a financial services company with approximately $1.7 billion in total assets and 28 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs, Fort Myers, Cape Coral and Venice. TIB Financial Corp. is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor with approximately $169 million of assets under advisement.
TIB Financial Corp., through its wholly owned subsidiaries, TIB Bank and Naples Capital Advisors, Inc., serves the personal and commercial banking and investment management needs of local residents and businesses in its market areas. The companies' experienced professionals are local community leaders, who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank and Naples Capital Advisors, Inc., visit www.tibbank.com and www.naplescapitaladvisors.com, respectively. Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB's investor relations site at www.tibfinancialcorp.com.

CONTACTS:

TIB Financial Corp.
Thomas J. Longe, Chief Executive Officer and President (239) 659-5857
Stephen J. Gilhooly, Executive Vice President and Chief Financial Officer (239) 659-5876

Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results, anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing.  Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements. Certain factors, including those outside the Company's control, may cause actual results to differ materially from those in the "forward-looking" statements, including economic and other conditions in the markets in which the Company operates; inability to complete the investment by NAFH ; management's ability to effectively execute the Company's business plan; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; changes in capital classification; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in the financial performance and/or condition of the Bank's borrowers; inflation, interest rate, cost of funds, securities market and monetary fluctuations; changes in laws and regulations; competition; seasonality; and the other risks discussed in the Company’s filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by reference.

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